Exhibit 10.2

SECOND AMENDED AND RESTATED VOTING AGREEMENT

This SECOND AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) dated as of July 24, 2017 (the “Effective Date”) (as defined below) is by and among Acura Pharmaceuticals, Inc. (f/k/a Halsey Drug Co., Inc.), a New York corporation (the “Company”), Essex Woodlands Health Ventures V, L.P. (“Essex”) and Galen Partners III, LP (“Galen”) and John Schutte (“Schutte”) and is binding on the other testing parties to the Original Agreement (as defined below).

WHEREAS, this Second Amended and Restated Voting Agreement amends and restates that certain Amended and Restated Voting Agreement dated as of February 6, 2004 (the “Original Agreement”);

WHEREAS, pursuant to Section 8 of the Original Agreement, the Company and the holders of a majority of Securities covered by the Original Agreement (which Majority Holders must include Galen and Essex) (the “Majority Holders”) have the right and power to amend the Original Agreement, and bind the parties thereto (the “Parties”);

WHEREAS, the Company and the Majority Holders wish to amend and restate the Original Agreement in connection with John Schutte’s (“Schutte”) purchase of an equity stake in the Company in order to grant him a designation right and add him as a Party;

NOW, THEREFORE, the parties to this Agreement, hereby agree and consent as follows:

1.           Election of Director Nominees. The Company, Schutte, Galen and Essex (each of Schutte, Galen and Essex being referred to as a “Designating Party”) agree as follows:

(a)          Each Party holding any of the Company’s securities (collectively, the “Securities”) shall vote its Securities, and take or cause to be taken such other actions, as may be required from time to time to (i) ensure that the Board of Directors consists of no more than seven directors (or in the event clause (ii)(C) requires the election of more than three directors, then seven plus the number of independent directors in excess of three required by such clause), (ii) elect to the Board of Directors of the Company (A) one (1) person designated by each Designating Party, (B) one person who shall be the Chief Executive Officer of the Company, and (C) the greater of (xx) three (3) person or (yy) a number of directors such that the majority of the Board of Directors shall consist of independent directors, in the case of each of (xx) and (yy) who shall be independent directors (as defined in Rule 5605 of the NASDAQ Marketplace Rules, as may be modified or supplemented) nominated and elected to the Board of Directors by the then current directors. Without limiting the generality of the foregoing, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which the shareholders of the Company have the right to elect directors of the Company, in each such event, each Party shall vote all Securities owned by them (or shall consent in writing in lieu of a meeting of shareholders of the Company), or take such other actions as shall be necessary, to elect the Designating Parties’ designees as director of the Company in accordance with the preceding provisions of this Section 1(a);

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(b)          Each Party shall take all actions necessary to remove forthwith the director designated by a Designating Party when such removal is requested for any reason, with or without cause, by such Designating Party. In the case of the death, resignation or removal as herein provided of a Designating Party’s designee, each Party shall vote all Securities held by it to elect another person designated by such Designating Party pursuant to Section 1(a);

(c)          Each Party hereby agrees that it will not vote any of its Securities in favor of the removal of any director that shall have been designated by a Designating Party, unless the Designating Party shall have consented to such removal in writing;

(d)          In the event that any Party shall fail to vote the Securities held by it in accordance with Section 1(a) and (b), such Party shall, upon such failure to so vote, be deemed immediately to have granted to each Designating Party a proxy to vote its Securities solely for the election of the nominee of such Designating Party or the removal of such Designating Party’s designated director, as the case may be. Such Party acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed;

(e)          No Party shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Securities held by such Party, or enter into any shareholder agreement or arrangement of any kind with any person with respect to the Securities held by such person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement was or is with other shareholders of the Company that are or are not parties to this Agreement);

(f)          The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain executive, audit and compensation committees of the Board of Directors, as well as such other committees of the boards of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees. The designees of each Designating Party shall be, if so requested by the Designating Party, in its sole discretion, a member of each such committee, if in the case of the audit and compensation committees, they are independent under the standards of NASDAQ Market Place Rules established for each such committee;

(g)          The rights of a Designating Party to designate a director pursuant to Section 1(a) shall terminate on the date such Designing Party ceases to be a holder of at least six hundred thousand (adjusted for stock splits and similar events after the Effective Date) Share Equivalents (“Minimum Threshold”), with the additional forfeited seat becoming a seat for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors. For purposes hereof, Share Equivalents means common stock of the Company and/or shares of common stock of the Company underlying warrants. Whenever this Agreement refers to Schutte, Essex or Galen holding or owning a certain number of Share Equivalents, such ownership or holdings shall include ownership by their affiliates, including without limitation, in the case of Galen, Share Equivalents held by Galen Partners International III, L.P. and Galen Employee Fund III, L.P.; and

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(h)          For the avoidance of doubt, whenever there are vacancies in the Board of Directors of the Company, the Company may reduce the number of seats to the number of directors then serving, pending expansion upon designation of a director by a party entitled to designate.

2.           Liability. No Party who shall vote or consent or withhold consent or make a request with respect to any Securities subject to this Agreement on, to or from any matter in compliance with the terms hereof that shall, as a result of any such vote or consent or withholding of consent or making of a request, have any obligation or liability to any other Party (whether such other Party shall also vote or consent or withhold consent or make a request with respect to any Securities, then subject to this Agreement).

3.           Certain Remedies. Without intending to limit the remedies available to any of the Parties, each Party agrees that damages at law will be an insufficient remedy in the event such Party violates the terms hereof or the powers granted hereunder and each of the Parties hereto further agrees that each of the other Parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such Party’s agreements or the powers granted hereunder set forth herein.

4.           Representations. Each Party represents and warrants to each other Party that this Agreement is its legal, valid and binding obligation, enforceable against such Party in accordance with its terms, and will not result in any (a) violation or breach of, or be in conflict with, each Party’s respective organizational documents or material contracts, or (b) violation of any statutes, laws, rules, regulations, orders or judgments applicable to such Party.

5.           Transfer of Securities. Nothing herein shall prohibit or in any manner restrict any Party’s ability to freely transfer, assign, convey, or otherwise dispose of or convert its Securities; provided, that upon the transfer, assignment, conveyance or disposition of any Securities by a Party, such transferring Party shall cause the transferee to which the Securities are transferred, assigned, conveyed or otherwise disposed to agree to be bound by the terms hereof (unless such transfer is made pursuant to an effective registration agreement under the Securities Act or through a broker pursuant to Rule 144).

6.           Term. Except as provided in Sections 1(g) and 5 hereof, this Agreement and the Parties’ obligations hereunder shall continue in effect for so long as any of Schutte, Essex or Galen or any of their affiliates owns the Minimum Threshold (as determined in accordance with Section 1(g)).

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7.           Amendment. Any term of this Agreement or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of majority of the Securities then subject to this Agreement, which majority must include each of Schutte, Essex and Galen (in each case, only so long as it continues to hold the Minimum Threshold, determined in accordance with Section 1(g)).

8.           Binding Effect. (a) This Agreement and the powers granted hereunder shall be binding upon, and shall inure to the benefit of, Schutte, Essex and Galen and the Parties. To the extent this Agreement is not binding on a Party it shall remain binding as to the Company, Schutte, Essex and Galen.

(b)          Nothing in this Agreement or the powers granted hereunder shall obligate any Party hereto, in his or her capacity as an employee, officer or director of the Company or any of its subsidiaries, to take or refrain from taking any action in any such capacity or shall otherwise affect the rights or obligations of any such party in any such capacity.

9.           Joinder. Schutte agrees to join in the Agreement and be a party thereto.

10.          Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, to the address for each Party as provided on the signature pages hereto, or to such other address as any such Party shall designate in writing. Any such notice, demand or communication shall be deemed to have been given (a) on the date of delivery, if delivered personally, (b) on the date of facsimile transmission, receipt confirmed, (c) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (d) five business days after the date of mailing, if mailed.

11.         Miscellaneous. The section headings herein are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement and the powers granted hereunder contain the entire agreement among the Parties hereto with respect to the matters contemplated herein. If for any reason any provision hereof shall be invalid, unenforceable or inoperative, the validity and effect of the other provisions hereof shall not be affected herein. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective as to each signatory hereto upon the execution and delivery hereof by such signatory. This Agreement and the powers granted hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

12.         Successors and Assigns. Except as otherwise provided herein, this Amendment shall inure to the benefit of, and be binding upon and enforceable against, the parties to the Original Agreement, as amended, and their respective successors, assigns, heirs, executors and administrators.

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13.         Counterparts. This Amendment may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

14.         Notices. For purposes of Section 10 of the Original Agreement, all notices, demands or other communications to Galen, Schutte and Essex shall be directed to the address set forth on the signature page hereto.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert B. Jones
Name: Robert B. Jones
Title: President and Chief Executive Officer

GALEN PARTNERS
INTERNATIONAL, III, L.P.
By: Claudius, L.L.C., General Partner
680 Washington Blvd.
Stamford, CT 06901

By:
Its: General Partner

ESSEX WOODLANDS HEALTH
VENTURES V, L.P.
21 Waterway Avenue, Suite 225
The Woodlands, TX 77380

/s/ Immanuel Thangaraj
By: Immanuel Thangaraj
Its: Managing Director

/s/ John Schutte
Name: John Schutte
9707 Shelbyville Road
Louisville, Kentucky 40223

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